Exhibit 10.6

SOUTH CAROLINA BANK AND TRUST

RESTATED ESCROW AGREEMENT

Relating to Subscriptions for Shares of Coastal Carolina Bancshares, Inc.

This Restated Escrow Agreement (the “Restated Agreement”) is made and entered into as of the 10th day of September, 2008, by and between Coastal Carolina Bancshares, Inc., a South Carolina corporation (the “Company”), South Carolina Bank and Trust (the “Escrow Agent”), and Commerce Street Capital, LLC (the “Agent”).

WHEREAS, the Company proposes to offer and sell (the “Offering”) up to 3,000,000 shares of Common Stock, $0.01 par value per share (the “Shares”), to investors at $10.00 per Share pursuant to a public offering registered pursuant to the Securities Act of 1933;

WHEREAS, the Company and the Escrow Agent previously entered into an Escrow Agreement dated June 6, 2008 (the “Original Agreement”);

WHEREAS, since the date of the Original Agreement, the Company has entered into an Agency Agreement dated                       , 2008, with the Agent under which the Agent has been engaged to act as sales agent and assist in the sale of the Shares on a “best efforts” basis; and

WHEREAS, as a result, it is desired that the Agent become a party to the escrow arrangement for subscription funds received in the Offering, and the Company, the Escrow Agent and the Agent desire to modify and restate the Original Agreement by entering into this Restated Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              ESCROW DEPOSIT.

a.                  Each investor will deliver the funds in payment for the Shares purchased by such investor, as set forth in the Subscription Agreement, to (i) the Agent, who will promptly deliver the funds to the Company for further delivery to the Escrow Agent, or (ii) directly to the Company for further delivery to the Escrow Agent.  The Company will collect and deliver to the Escrow Agent appropriate IRS W-9 Forms for each investor.  Checks should be made payable to “South Carolina Bank and Trust, as Escrow Agent for Coastal Carolina Bancshares, Inc.” and sent to the Escrow Agent promptly.  If any check does not clear normal banking channels in due course, the Escrow Agent will promptly notify the Company.  Any check which does not clear normal banking channels and is returned by the drawer’s bank to Escrow Agent will be promptly turned over to the Company along with all other subscription documents relating to such check.  Any check received that is made payable to a party other than the Escrow Agent shall be returned to the Company for return to the proper party.  The Company in its sole and absolute discretion may reject any subscription for Shares in whole or in part for any reason and upon such rejection, it shall notify and instruct the Escrow Agent in writing to return the appropriate amount of Escrowed Funds by check made payable to the investor.  If the Company rejects or cancels any subscription for any reason, the Company will retain any interest earned on the Escrowed Funds to help defray organizational costs.

b.                  Subscription Agreements for the Shares shall be promptly reviewed for accuracy by the Company and, immediately thereafter, the Company shall promptly deliver to the Escrow

Agent the following information: (i) the name and address of the investor; (ii) the number of Shares subscribed for by such investor; (iii) the subscription price paid by such investor; (iv) the investor’s tax identification number certified by such investor; and (v) a copy of the investor’s Subscription Agreement.

2.              INVESTMENT OF ESCROW DEPOSIT.  All funds received by the Escrow Agent pursuant to this Restated Agreement shall be invested in compliance with applicable laws, rules and regulations, including Rule 15(c)(2-4) under the Securities Exchange Act of 1934 and applicable requirements of regulatory agencies.  To the extent permissible thereunder, such funds may be invested in deposit accounts or certificates of deposit which are insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds, or such other investments as the Escrow Agent and the Company shall agree, provided such investments may be liquidated without penalty within one business day.  The Company shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Escrowed Funds shall be invested, and the Escrow Agent shall adhere to such instructions.  Unless and until otherwise instructed by the Company, the Escrow Agent shall invest the Escrowed Funds in an interest bearing account that complies with such laws, rules, regulations and requirements.  Interest will begin accruing no later than the next business day after receipt.  Incoming wire transfers received by 6:00 P.M. (ET) will be posted as soon as feasible.  Incoming wire transfers received without a Subscription Agreement will be posted, but returned after five business days if a Subscription Agreement has not been received by the Company. Interest and other earnings shall start accruing on such funds as soon as such funds would be deemed to be available for access under applicable banking laws and pursuant to the Escrow Agent’s own banking policies.

3.              CERTIFICATION OF FUNDS.  Upon receipt of (i) funds in the amount of at least $21 million in payment for Shares, less the amount certified by the Company to have been received by it as subscriptions from organizers, founders and executive officers (which do not have to be held in escrow as of the date of such certification) and (ii) at the direction of Company, the Escrow Agent shall certify to the appropriate regulatory authorities that the Escrow Agent holds a minimum of $21 million less the amount certified by the Company to have been received by it as subscriptions from organizers, founders and executive officers (which do not have to be held in escrow as of the date of such certification) on deposit in the escrow account for the purchase of Shares in Company.

4.              DISTRIBUTION OF FUNDS.  The Escrow Agent shall distribute the funds held by it under this Restated Agreement as follows:

a.                  Upon receipt of (i) funds in the amount of at least $21 million in payment for Shares, (ii)  receipt of a certificate from the Agent that all of the conditions set forth in the Agency Agreement between the Company and the Agent have been satisfied or otherwise waived, and (iii) a certificate executed by the Company’s CEO or CFO attesting that all other conditions to the release of funds as described in the Company’s prospectus pertaining to the offering, including but not limited to approval of the appropriate bank regulators, have been met and directing the Escrow Agent to distribute all funds then held by the Escrow Agent pursuant to this Restated Agreement to the Company, then the Escrow Agent shall deliver the funds, by cashier’s check, wire transfer, or other form of payment mutually acceptable to the Company and the Escrow Agent, to the Company, together with the income earned thereon pursuant to subsection (c) of this Section 4.  The parties anticipate that there may be multiple distributions of escrowed funds and that both the Agent and the Company will deliver a certificate as contemplated above prior to each such distribution.  No distribution will be made until the last investor deposit to be distributed in that distribution has been made for at least two business days.  The Company shall provide account information and other necessary directions for disbursements by the Escrow Agent to it under this Restated Agreement.  The Escrow Agent was provided a copy of the form of Subscription Agreement at the signing of the Original Agreement.

b.               Upon (i) receipt of direction from the Company, to return the funds to the investors; or (ii) in the event the Escrow Agent shall have received less than $21 million or shall have received no direction or certificate from the Company pursuant to either subsection (a) or this subsection (b) of this Section 4 on or prior to initial closing date of  the Offering as described in the Company’s prospectus (unless the Company notifies the Escrow Agent that the Offering has been extended), the Escrow Agent shall distribute such funds to the investors, without interest, pursuant to subsection (c) of this Section 4.  The Company may give notice to the Escrow Agent that the Company is canceling its offer of the Shares prior to the ultimate expiration date of the Offering as described in the Company’s prospectus (beyond such date the Offering may not be extended by the Company), and the Escrow Agent shall distribute the funds to the investors in accordance with this Restated Agreement.

c.               Any income earned on the investment of funds received under this Restated Agreement will first be applied against the Escrow Agent’s fee set forth in Section 9 hereof and any expense of the Escrow Agent incurred pursuant to Section 6 hereof, provided that in no event shall the Escrow Agent apply any of the investors’ original investment principal towards such fees and expenses.  To the extent that such income exceeds the Escrow Agent’s fee and expenses, the Escrow Agent shall distribute such excess to the Company, in the event that funds are returned to investors pursuant to subsection (b) of this Section.  Such excess shall also be delivered to the Company, in the event that the funds received and held hereunder are delivered to the Company pursuant to subsection (a) of this Section.  To the extent that the income earned on the investment of funds does not exceed the Escrow Agent’s fees and expenses, the Company shall promptly pay the Escrow Agent the amount by which the Escrow Agent’s fees and expenses exceed the income.

5.              AUTHORIZATION FOR DISBURSEMENT.  The Escrow Agent is hereby authorized and directed to issue its checks for each disbursement hereunder and the Escrow Agent shall be relieved of all liability with respect to making the disbursements in accordance with the provisions hereof.

6.              PROFESSIONAL SERVICES USED BY ESCROW AGENT.  The Escrow Agent may engage the services of such attorneys, accountants, and other professionals, as the Escrow Agent may, in its sole discretion, deem advisable to carry out its duties under the Restated Agreement.  The Company agrees to reimburse the Escrow Agent for all costs, expenses and professional fees incurred hereunder which are not covered by income earned on escrowed funds pursuant to Section 4(c) hereof, including all legal fees and expenses incurred in the review of this Restated Agreement.

7.              LIABILITY OF ESCROW AGENT.

a.                  In performing any of its duties under the Restated Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses or expenses which it may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, the Escrow Agent shall be liable for damages arising out of its willful default or misconduct or its gross negligence under this Restated Agreement.  Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the Company which is given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Restated Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, if the Escrow Agent shall in good faith believe such document to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Restated Agreement.

b.                  The Company agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by the Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent hereunder or the performance of its duties hereunder, including, without limitation, any litigation arising from this Restated Agreement or involving the subject matter thereof; except, that if the Escrow Agent shall be found guilty of willful default, misconduct or gross negligence under this Restated Agreement, then, in that event, the Escrow Agent shall bear all such losses, claims, damages and expenses.

c.                  If a dispute ensues between any of the parties hereto which, in the opinion of the Escrow Agent, is sufficient to justify its doing so, the Escrow Agent shall retain legal counsel of its choice as it reasonably may deem necessary to advise it concerning its obligations hereunder and to represent it in any litigation to which it may be a party by reason of this Restated Agreement.  The Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Restated Agreement, and to file such legal proceedings as it deems appropriate, and shall thereupon be discharged from all further duties under this Restated Agreement.  Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction thereof.  In connection with such dispute, the Company shall indemnify the Escrow Agent against its court costs and reasonable attorney’s fees incurred.

8.              RESIGNATION.  The Escrow Agent may resign at any time upon fifteen days’ written notice to the Company.  Such resignation shall take effect upon receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent and subscribed and consented to by the Company, and the delivery by the Escrow Agent to such successor of any funds held under this Restated Agreement.  The Escrow Agent, if it has not received such an instrument of acceptance prior to the expiration of fifteen calendar days after the giving of notice of resignation, shall be discharged of its duties and obligations hereunder only upon the deposit of any funds being held by it under this Restated Agreement into, and the acceptance thereof, by a court of competent jurisdiction, to which application shall be made for the appointment of a successor escrow agent and such successor agent so appointed shall succeed to all of the rights, duties and responsibilities of the Escrow Agent hereunder.

9.              ESCROW AGENT’S FEES.   There will be no fees charged by the Escrow Agent for the administration and execution of this Restated Agreement.

10.       NOTICE.  All notices, certificates, requests, demands and other communications or deliveries hereunder shall be in writing and shall be sufficiently given and shall be deemed given when delivered, postage prepaid, addressed as follows by Certified Mail (or other means, if unanimously agreed to by the parties in writing):

To the Escrow Agent:	Attention: Alex Shuford
South Carolina Bank and Trust
Post Office Box 1030
Columbia, SC 29202

To the Investors:	To the persons named and at the Addresses listed in the Subscription Agreements

To Company:	Attention: Holly L. Schreiber, CFO
Coastal Carolina Bancshares, Inc.
Post Office Box 2969
Myrtle Beach, SC 29578

To Agent:	Attention: Charles W. Ingram
Commerce Street Capital, LLC
1700 Pacific Avenue
Suite 2020
Dallas, Texas 75201

Any party may, by notice given hereunder, designate any future or different addresses to which subsequent notices, certificates, and other communications shall be sent.

11.       REPRESENTATIONS OF THE COMPANY.  The Company hereby acknowledges that the status of the Escrow Agent with respect to the offering of the Shares is that of agent only for the limited purposes herein set forth, and hereby agrees it will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability of an investment in the Shares, or has approved, endorsed or passed upon the merits of the Shares, nor shall the Company use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares, other than in the Company’s registration statement and related prospectus by acknowledgment that the Escrow Agent has agreed to serve as Escrow Agent for the limited purposes herein set forth.

12.       ENTIRE AGREEMENT.  This Restated Agreement sets forth the entire agreement and understanding of the parties with regard to the escrow transaction and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

13.       AMENDMENT.  This Restated Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver in any one or more instances by any party of any condition, or of the breach of any term contained in this Restated Agreement, whether by conduct or otherwise, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other terms of this Restated Agreement.

14.       BINDING EFFECT.  This Restated Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, successors, administrators and assigns.  The Escrow Agent shall be bound only by the terms of this Restated Agreement and shall not be bound by or incur any liability with respect to any other agreement or understanding between the parties with respect to the subject matter hereof except as herein expressly provided herein.  The Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

15.       ASSIGNMENT.  No interest of any party to this Restated Agreement shall be assignable in the absence of a written agreement by and between the parties to this Restated Agreement, executed with the same formalities as this original Restated Agreement.

16.       SEVERABILITY.  In the event any court of competent jurisdiction shall hold any provision of this Restated Agreement invalid or unenforceable, such holding shall not invalidate or render unenforceable any other provision hereof.

17.       EXECUTION OF COUNTERPARTS.  This Restated Agreement may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

18.       APPLICABLE LAW.  This Restated Agreement shall be construed and governed exclusively by the laws of the State of South Carolina, without regard to its principles of conflicts of law.

19.       HEADINGS.  The headings used in this Restated Agreement have been prepared for the convenience of reference only and shall not control, affect the meaning of, or be taken as an interpretation of any provisions of this Restated Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have duly executed this Restated Agreement as of the date first written above.

ESCROW AGENT: SOUTH CAROLINA BANK AND TRUST

By:	/s/ Alex Shuford

Alex Shuford, Executive Vice President

COMPANY:	COASTAL CAROLINA BANCSHARES, INC

By:	/s/ Holly L. Schreiber

Holly L. Schreiber, Chief Financial Officer

AGENT:	COMMERCE STREET CAPITAL, LLC

By:	/s/ Charles W. Ingram

Charles W. Ingram, Senior Vice President